Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (File Nos. 333-135731, 333-107005, 333-39974, 333-33760, 333-80691, 333-28435, 333-20925) of our report relating to the consolidated financial statements of Pharmaceutical Product Development, Inc. dated February 24, 2009 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109, in 2007 and the adoption of FASB Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R), in 2006 and 2008), and management’s report on the effectiveness of internal control over financial reporting also dated February 24, 2009, appearing in this Annual Report on Form 10-K of Pharmaceutical Product Development, Inc. for the year ended December 31, 2008.

Raleigh, North Carolina

February 24, 2009